Exhibit 99.1

APTEVO THERAPEUTICS REPORTS 3Q23 FINANCIAL RESULTS AND

PROVIDES A BUSINESS UPDATE

The Company’s ALG.APV-527 Phase 1 Trial for the Treatment

of Multiple Solid Tumors Continues to Progress

Planning for APVO436 Phase 2 Trial Initiation in Both Relapsed/Refractory and Frontline AML Ongoing

Extended Cash Runway with $7 Million in Funding and Potential for Additional $9.2 Million

SEATTLE, WA – November 14, 2023 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immune-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today reported financial results for the quarter ended September 30, 2023 and provided a business update.

Business Highlights

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On August 4, 2023, Aptevo closed a public offering for $5 million that included healthcare-focused institutional investors. The Company raised an additional $2 million through the exercise of warrants in November 2023. This funding extends cash runway for at least the next twelve months
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The Company may also receive up to $9.2 million if additional warrants are exercised
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The ALG.APV-527 Phase 1 dose escalation trial for the treatment of multiple solid tum 5T4 continues to dose patients and progress in the clinic
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Trial endpoints include identification of an expansion phase dose and signals of clinical activity
•
Planning for initiation of the Company’s Phase 2 program evaluating APVO436 in two clinical trials (relapsed/refractory and frontline AML) is ongoing
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The Phase 2 program is intended to further evaluate the triplet combination of APVO436 + venetoclax + azacitidine among frontline and relapsed/refractory AML patients who are venetoclax treatment naïve

“Our work in the third quarter demonstrates Aptevo’s continued commitment to making progress across the pipeline with the goal of helping people in the fight against cancer and we are making strides. We remain on track with the execution of our Phase 1 dose escalation trial evaluating ALG.APV-527 for multiple solid tumors. We are excited about 527 because of its potential for broad applicability in solid tumors expressing 5T4 and the emerging therapeutic promise of the 4-1BB pathway,” said Marvin White,President and Chief Executive Officer at Aptevo. “We also raised a total of $7 million through an equity raise and the exercise of warrants. This funding extends cash runway well into 4Q24 when we will reach impactful clinical milestones.”

“We are extremely pleased with our APVO436 AML data which demonstrate the safety, clinical activity and durability of the treatment effect,” said Dirk Huebner, MD, Chief Medical Officer at Aptevo. “Importantly, we also learned that the drug can be safely administered together with an established standard of care without significantly adding to the toxicity burden for the patient. The data show that APVO436 is combinable with chemotherapy, and we are particularly interested in the combination of APVO436 with venetoclax and azacitidine.”

Third Quarter 2023 Financial Results

Cash Position: Aptevo had cash and cash equivalents as of September 30, 2023 totaling $19.1 million.

Royalty Revenue: Royalty revenue for the period covered by this report reflects revenue recorded only in the first quarter of 2022 due to our Amendment to Royalty Purchase Agreement with HCR. As a result of the amendment, we ceased reporting as royalty revenue, royalties paid by Pfizer to HCR related to Pfizer’s sales of RUXIENCE® (rituximab-pvvr). The last quarter for which we reported this royalty revenue was Q1 2022. The Amendment had the effect of eliminating the requirement to report all future Pfizer non-cash royalty revenue and extinguishing the liability that we recorded upon the initial sale of the royalties to HCR. RUXIENCE is a registered trademark of Pfizer.

Research and Development Expenses: Research and development expenses decreased by $0.6 million, from $4.5 million for three months ended September 30, 2022 to $3.9 million for the three months ended September 30, 2023. The decrease was primarily due to lower spending on the APVO436 Phase 1b clinical trial as we concluded enrollment in that study and lower spending on preclinical projects and employee costs. The decrease is partially offset by higher spending on the ALG.APV-527 Phase 1 clinical trial as we continue to enroll new patients and sites.

General and Administrative Expenses: General and administrative expenses decreased by $0.6 million, from $3.3 million for the three months ended September 30, 2022 to $2.7 million for the three months ended September 30, 2023. The decrease is primarily due to lower employee and consulting costs.

Other Income (Expense), Net: Other income (expense), net consists primarily of a gain related to the sale of a nonfinancial asset, costs related to debt extinguishment, accrued exit fees on debt, non-cash interest on financing agreements, and interest on debt. Other income, net was $0.2 million for the three months ended September 30, 2023. Other expense, net was $0.1 million for the three months ended September 30, 2022. The change in other income (expense), net is primarily due higher interest income from our money market funds and not having interest expense related to our MidCap term loan during the quarter due to full repayment of the outstanding balance in the first quarter of 2023.

Discontinued Operations: We did not have income from discontinued operations for the three months ended September 30, 2023. As a result of our Purchase Agreement with XOMA (US) LLC in March 2023, we no longer receive deferred payments from Medexus. Income from discontinued operations was $0.2 million for the three months ended September 30, 2022, which related to collection of deferred payments from Medexus related to IXINITY sales.

Net Income (Loss): Aptevo had a net loss of $6.3 million or $0.50 per share for the three months ended September 30, 2023, compared to a net loss of $7.6 million or $1.50 per share for the corresponding period in 2022.

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts, unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$19,110	$22,635
Royalty and milestone receivable	—	2,500
Prepaid expenses	1,367	1,571
Other current assets	649	744
Total current assets	21,126	27,450
Property and equipment, net	1,011	1,462
Operating lease right-of-use asset	4,992	5,303
Total assets	$27,129	$34,215
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$4,000	$3,499
Accrued compensation	1,525	2,105
Current portion of long-term debt	—	2,000
Other current liabilities	1,311	1,102
Total current liabilities	6,836	8,706
Long-term debt	—	1,456
Operating lease liability	5,575	6,079
Total liabilities	12,411	16,241

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 14,465,703 and 6,466,294 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	56	48
Additional paid-in capital	232,207	223,962
Accumulated deficit	(217,545)	(206,036)
Total stockholders' equity	14,718	17,974
Total liabilities and stockholders' equity	$27,129	$34,215

Aptevo Therapeutics Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Royalty revenue	$—	$—	$—	$3,114
Operating expenses:
Research and development	(3,887)	(4,477)	(13,516)	(13,208)
General and administrative	(2,674)	(3,307)	(8,978)	(10,863)
Loss from operations	(6,561)	(7,784)	(22,494)	(20,957)
Other income (expense):
Other income (expense) from continuing operations, net	227	(25)	390	(4,048)
Gain related to sale of non-financial asset	—	—	9,650	—
Gain on extinguishment of liability related to sale of royalties	—	—	—	37,182
Net (loss) income from continuing operations	$(6,334)	$(7,809)	$(12,454)	$12,177
Discontinued operations:
Income from discontinued operations	$—	$165	$946	$492
Net (loss) income	$(6,334)	$(7,644)	$(11,508)	$12,669

Basic and diluted net (loss) income per share from continuing operations:
Basic	$(0.50)	$(1.53)	$(1.38)	$2.43
Diluted	$(0.50)	$(1.53)	$(1.38)	$2.43
Basic and diluted net (loss) income per share:
Basic	$(0.50)	$(1.50)	$(1.28)	$2.52
Diluted	$(0.50)	$(1.50)	$(1.28)	$2.52
Shares used in calculation:
Basic	12,579,012	5,090,592	9,006,542	5,017,864
Diluted	12,579,012	5,090,592	9,006,542	5,019,552

About Aptevo Therapeutics Inc.

Aptevo Therapeutics Inc. is a clinical-stage biotechnology company focused on developing novel immuno-oncology therapies for the treatment of cancer. Aptevo is seeking to improve treatment outcomes of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones such as Phase 2 trial initiations for APVO436 in two indications, whether further study of APVO436 in Phase 2 trials focusing on targeted patient populations will continue to show clinical benefit, whether Aptevo’s final trial results will vary from its preliminary assessment, the possibility and timing of preliminary data readouts for ALG.APV-527, statements related to Aptevo’s cash position and balance sheet, the possibility and timing of an additional $9.2 million upon exercise of warrants, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of APVO436, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine and the rising conflict in the Middle East, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, increased market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller
Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628